Exhibit 23.2





                      Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Universal Corporation 1994 Stock Option Plan for Non-Employee Directors of our report dated August 4, 1994, with respect to the consolidated financial statements and schedule of Universal Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



                              Ernst & Young LLP


Richmond, Virginia
December 1, 1994